CERTIFICATION PURSUANT TO
         18 U.S.C. SECTION 1350
          AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Advaxis, Inc., formerly Great Expectations & Associates, Inc. (the "Company") on Form 10-KSB for the year ended October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, J. Todd Derbin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
            (1) The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/J. Todd Derbin
-----------------------------
J. Todd Derbin
Chief Executive Officer

January 24, 2005